UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2022

Predictive Oncology Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	001-36790	33-1007393
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2915 Commers Drive, Suite 900 Eagan, Minnesota	55121
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (651) 389-4800

Former Name or Former Address, if Changed Since Last Report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	POAI	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On December 1, 2022, Predictive Oncology Inc. (the “Company”) held its 2022 annual meeting of stockholders (the “Annual Meeting”). As of October 3, 2022, the record date for the Annual Meeting, 78,521,264 shares of common stock of the Company were issued and outstanding. Each share of common stock entitled its holder to cast one vote. Under the Company’s Second Amended and Restated Bylaws, the presence, in person or by proxy, of the holders of one-third of such shares constituted a quorum for the transaction of business at the Annual Meeting. The items voted on at the Annual Meeting and the results of such voting are set forth below:

(1) The Company’s stockholders elected two Class I members, Chuck Nuzum and Daniel E. Handley, M.S., Ph.D., to the Company’s Board of Directors. The stockholders present in person or by proxy cast the following numbers of votes in connection with the election of directors:

Nominee	Votes For	Votes Withheld
Chuck Nuzum	17,327,984	8,313,223
Daniel E. Handley, M.S., Ph.D.	15,886,840	9,754,367

(2) The Company’s stockholders ratified the appointment of Baker Tilly Virchow Krause, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022. There were 31,958,683 votes cast for the proposal; 4,713,124 votes cast against the proposal; 588,435 votes abstained, and there were no broker non-votes.

(3) The Company’s stockholders approved a proposal to amend the Company’s Amended and Restated 2012 Stock Incentive Plan to increase the reserve of shares of common stock authorized for issuance thereunder from 3,250,000 to 5,750,000 (the “Plan Increase Proposal”). There were 14,173,961 votes cast for the proposal; 11,069,344 votes cast against the proposal; 397,902 votes abstained, and there were 11,619,035 broker non-votes.

(4) Pursuant to an advisory “say-on-pay” vote, the Company’s stockholders approved the compensation of the Company’s executive officers as described in the Company’s proxy statement. There were 13,336,538 votes cast for the proposal; 11,882,246 votes cast against the proposal; 422,423 votes abstained, and there were 11,619,035 broker non-votes.

(5) Pursuant to an advisory vote regarding the frequency of future “say-on-pay” votes, the Company’s stockholders approved conducting “say-on-pay” votes every year. There were 18,201,538 votes cast for conducting “say-on-pay” votes every year; 415,485 votes cast for conducting “say-on-pay” votes every two years; and 4,030,636 votes cast for conducting “say-on-pay” votes every three years. 2,993,547 votes abstained, and there were 11,619,036 broker non-votes.

The Company will consider the outcome of this advisory vote and will determine the frequency with which it will hold future say-on-pay votes, which determination will be disclosed on an amendment to this Current Report on Form 8-K within 150 calendar days in accordance with Item 5.07(d) of Form 8-K.

(6) The Company’s stockholders did not approve a proposal to adjourn the Annual Meeting to a later date or dates if necessary or appropriate to solicit additional proxies if there were insufficient votes to approve the Plan Increase Proposal (Proposal 3) at the time of the Annual Meeting or if the Company did not have a quorum. There were 12,361,835 votes cast for the proposal; 14,035,330 votes cast against the proposal; 602,196 votes abstained, and there were 10,260,881 broker non-votes.

No other items were presented for shareholder approval at the Annual Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PREDICTIVE ONCOLOGY inc.
By:	/s/ Bob Myers
Name: Bob Myers Title: Chief Financial Officer

Date: December 2, 2022